EXHIBIT 21

LIST OF THE SUBSIDIARIES OF THE COMPANY

(Jurisdiction of incorporation as noted in parenthesis)

The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.     Blue Creek Coal Sales, Inc. (AL)

2.     Hamer Properties, Inc. (WV)

3.     JWH Holding Company, LLC (DE)

a.      Best Insurors, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

b.      Cardem Insurance Co., Ltd. (Bermuda) (a subsidiary of JWH Holding Company, LLC)

c.      Coast to Coast Advertising, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

d.      Dixie Building Supplies, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

e.      Jim Walter Homes, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

i.       Crestline Homes, Inc. (NC) (a subsidiary of Jim Walter Homes, Inc.)

ii.     Dream Homes, Inc. (TX) (subsidiary of Jim Walter Homes, Inc.)

iii.    Dream Homes USA, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

iv.     Jim Walter Homes of Arkansas, Inc. (AR) (a subsidiary of Jim Walter Homes, Inc.

v.      Jim Walter Homes of Tennessee, Inc. (DE) (a subsidiary of Jim Walter Homes, Inc.

vi.     Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

vii.   Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

f.       Mid-State Homes, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

i.                    Mid-State Trust IV (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

ii.                Mid-State Trust VI (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iii.            Mid-State Trust VII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iv.              Mid-State Trust VIII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

v.                  Mid-State Trust IX (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vi.              Mid-State Trust X (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vii.          Mid-State Trust XI (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

viii.      Mid-State Trust XIV (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

ix.              Mid-State Capital Corporation (DE) (a subsidiary of Mid-State Homes, Inc.)

1.                Mid-State Capital Corporation 2004-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.)

2.                Mid-State Capital Corporation 2005-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.)

3.                Mid-State Capital Corporation 2006-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.)

g.      Walter Mortgage Company (DE) (a subsidiary of JWH Holding Company, LLC)

h.      Walter Mortgage Servicing, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

4.     J.W.I. Holdings Corporation (DE)

a.      J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

5.     Jefferson Warrior Railroad Company, Inc. (AL)

6.     Jim Walter Resources, Inc. (AL)

a.      Black Warrior Transmission Corp. (50 % owned by Jim Walter Resources, Inc.)

b.      Black Warrior Methane Corp. (50 % owned by Jim Walter Resources, Inc.)

7.     Land Holdings Corporation (DE)

a.      Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

8.     Sloss Industries Corporation (DE)

9.     SP Machine Inc. (DE) (formerly Southern Precision Corporation)

10.   United Land Corporation (DE)

a.                  United Land Corporation owns 51% of the interest in Kodiak Mining Company, LLC, a Delaware limited liability company

11.   V Manufacturing Company (DE) (formerly known as Vestal Manufacturing Company)

The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2006.